UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-16671	23-3079390
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1300 Morris Drive
Chesterbrook, PA 19087
(Address of principal executive offices, including Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers
On January 11, 2019, Douglas R. Conant, 67, a member of the Board of Directors of AmerisourceBergen Corporation (the “Company”) since 2013, informed the Company that he will not stand for re-election as a director at the upcoming Annual Meeting of Stockholders to be held on February 28, 2019 (the “2019 Annual Meeting”). Mr. Conant’s decision not to stand for re-election was not a result of any disagreement with the Company. Mr. Conant has indicated his intention to continue to serve as a director of the Company until the 2019 Annual Meeting.
Following Mr. Conant’s notification to the Company, the Board of Directors acted to approve a reduction in its size from ten to nine members, effective as of the date of the 2019 Annual Meeting. The Board of Directors also nominated each of the other current directors for election, and each has decided to stand for election at the 2019 Annual Meeting.
Compensatory Arrangements of Certain Officers
On January 11, 2019, the Company entered into amended and restated employment agreements with its current named executive officers: Steven H. Collis, Chairman, President and Chief Executive Officer; John G. Chou, Executive Vice President and Chief Legal & Business Officer; James F. Cleary, Jr., Executive Vice President and Chief Financial Officer; and Robert P. Mauch, Executive Vice President and Group President, Pharmaceutical Distribution & Strategic Global Sourcing. Upon recommendation by the Company’s independent compensation consultant and approval of the Compensation and Succession Planning Committee of the Board of Directors of the Company, the employment agreements were amended and restated to align the severance and change in control benefits with general market practice, supported by benchmarking among the Company’s peer group.

Mr. Collis’ employment agreement was amended to provide that in the event Mr. Collis’ employment is terminated by the Company without cause or by Mr. Collis for good reason, in either case, upon or within 24 months following a change in control of the Company, provided that Mr. Collis delivers an effective release in favor of the Company and its affiliates, Mr. Collis will receive the following payments:

•	Continued base salary for a period of three years following termination of employment; and

•	Three times the average annual bonus paid to Mr. Collis for the preceding three years, paid in three substantially equal installments over the three-year period following termination of employment.

Messrs. Cleary’s and Mauch’s employment agreements were amended to provide that, in addition to the severance they would receive on a termination of employment by the Company without cause or by the executive for good reason, and subject to the delivery of an effective release in favor of the Company and its affiliates, if such termination occurs upon or within 24 months following a change in control of the Company, the executive will receive two times the average annual bonuses received for the preceding three years, which will be paid in regular payroll installments over the two-year period following termination of employment. This amendment is consistent with amendments made to the employment agreements for other executive officers (other than Messrs. Collis and Chou, whose employment agreements already included this benefit).

Additionally, the terms of the employment agreements for all executive officers, including the current named executive officers, were amended as follows:

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To conform to the Company’s current bonus program, the executive will be entitled to a pro-rata bonus for the year of termination, as well as any bonus for the prior fiscal year that has not yet been paid prior to the termination of employment, in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason. The pro-rata bonus for Messrs. Collis and Chou will continue to be based on target performance and the pro-rata bonus for all other executives, including Messrs. Cleary and Mauch, will be based on actual performance.

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If amounts otherwise payable to the executive officer in connection with a change in control would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, the Company will reduce such payments to an amount that would avoid any excise taxes under section 4999 of the Internal Revenue Code, but only if such reduction would provide the executive with a greater net after-tax benefit than would no reduction. Prior to the amendments, the Company was required to reduce any excess parachute payments, if necessary to ensure that they do not constitute excess parachute payments under Section 280G.

•	The definition of cause, as defined in the employment agreements, was updated to include the executive’s material failure to comply with the Company’s code of conduct or employment policies.

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To provide that the employment agreements and the compensation payable thereunder will be subject to the Incentive Compensation Restriction and Financial Recoupment Program of the Company’s Corporate Integrity Agreement, to the extent applicable, and any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board of Directors of the Company or otherwise required by law from time to time.

•	To make certain other non-material updates.

The terms of the employment agreements for Messrs. Collis, Chou and Mauch before the amended and restated employment agreements became effective were disclosed in the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Stockholders, filed on January 19, 2018, and the terms of the employment agreement for Mr. Cleary before the amended and restated agreements became effective were disclosed in the Company's Current Report on Form 8-K filed on November 13, 2018.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

10.1	Amended and Restated Employment Agreement, dated as of January 11, 2019, between the Company and Steven H. Collis.
10.2	Amended and Restated Employment Agreement, dated as of January 11, 2019, between the Company and John G. Chou.
10.3	Form of Employment Agreement applicable to executive officers.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 11, 2019	By:	/s/ John G. Chou
	Name:	John G. Chou
	Title:	Executive Vice President and Chief Legal & Business Officer